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                                                                    EXHIBIT 3.10

                                 BY-LAW NO. 1
                                 ------------


                   A by-law relating generally to the conduct
                         of the business and affairs of

                               CLIMATE MATE, INC.

                       (herein called the "Corporation")


     BE IT ENACTED as a by-law of the Corporation as follows:

                               I.  Interpretation
                               ------------------


1.   In this by-law, unless the context otherwise clearly requires:

     (a)"Act" means the Business Corporations Act, 1982 of Ontario and includes the Regulations made pursuant thereto;

     (b)"Articles" means the Articles of Incorporation of the Corporation as then in force;

     (c)"board" means the board of directors of the Corporation, or if there shall only be one director of the Corporation at any particular time, such director, and all references herein to the directors or the board means the directors of the Corporation acting as such or any duly empowered committee of the board;

     (d)"by-laws" means all by-laws, including special by-laws, of the Corporation as amended, from time to time;

     (e)"Corporation" means this Corporation;

     (f)"person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, corporation and a natural person in his capacity as trustee, executor, administrator or other legal representative.

1.02 In this by-law where the context permits words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

1.03 All words and terms appearing in this by-law which are defined by the Act as having a particular meaning shall be deemed to have
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the same meanings they are respectively thereby defined as having, unless the context otherwise reasonably requires.

                                II.  DIRECTORS
                                --------------

2.01 Place of Meetings.  Meetings of the board may be held at the place where
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the registered office of the Corporation is then located, or at any place within
Metropolitan Toronto; and may be held at any other place within or outside Ontario within the written consent of all of the directors for the time being of the Corporation. Subject to the foregoing, a majority of the meetings of the board held in any financial year of the Corporation need not be held at places within Canada.

2.02 Calling of Meetings.  Meetings of the board may be called for the
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transaction of any business by the Chairman, the President or a Vice-President who is a director, or any two directors, and the Secretary shall by written notice call meetings when directed or authorized by the Chairman, the President, any Vice-President who is a director, or any two directors. Written notice of the time and place for the holding of every meeting of the board specifying the general nature of the business to be transacted at the meeting shall be given to every director of the Corporation not less than 48 hours (excluding Sundays and holidays) before the time when the meeting is to be held and need not be given on any longer notice.

2.03 Regular Meetings.  The board may appoint a day or days in any month or
     ----------------
months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

2.04 Chairman.  The chairman of the meeting of the board shall be the first
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mentioned of such of the following officers as has then been appointed and who is then a director and is present at the meeting.

          Chairman of the Board
          President
          A Vice President who is then a director, if there shall be not more than one Vice President who is a director, and the most senior of those Vice-Presidents who are then directors, if more than one Vice President is a director

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and if no such officer is present, the directors present shall choose one of their number to act as the chairman of the meeting.

2.05 Votes to Govern.  At all meetings of the board, every question shall be
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decided by a majority of the votes cast on the question, and in the case of an equality of votes on any question at a meeting of the board, the chairman of the meeting shall not be entitled to a second or casting vote.

2.06 Remuneration.  Any remuneration of the directors fixed by the board shall,
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in the absence of a provision to the contrary set forth in the resolution of the board fixing the same, be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, the directors shall be paid such sums as the board may from time to time determine in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties.

2.07 Limitation of Liability.  No director or office of the Corporation shall be
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liable as such for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer form the duty to act in accordance with the Act or from liability for any breach thereof.

2.08 Indemnity of Directors and Officers.  Except as provided in the Act, every
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director and officer of the Corporation, every former director and officer of the Corporation, and every person who acts or acted at the Corporation's request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, shall at all times be indemnified and saved harmless by the corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment,

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reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of or having been a director or officer of the Corporation or such other corporation if, (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

2.09 Quorum at Meetings.  The quorum at a meeting of the directors shall be as
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provided for in the Act.

                                III.  OFFICERS
                                --------------

3.01 Term, Remuneration or Removal.  The terms of employment and remuneration of
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all officers of the Corporation shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration. All officers shall be subject to removal by resolution of the board at any time with or without cause.

3.02 Officers.  Nothing contained in this section 3 shall be in limitation of
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the powers conferred upon the board by the Act to designate the officers of the
Corporation, appoint officers, specify their duties and delegate them powers to manage the business and affairs of the Corporation. In the absence of any provision to the contrary contained in any resolution of the board, the persons appointed to the following respective offices shall have the following respective duties and powers, but, for certainty, the board may from time to time vary, add to, withhold, or limit the powers and duties of any officer or officers:

     (a)  Chairman of the Board - the Chairman of the Board, if one shall be
          ---------------------
          appointed, shall be a director of the Corporation. The Chairman of the Board shall preside at each meeting of the board at which he is present and shall preside as Chairman of each meeting of the shareholders at which he is present. Unless his power as chief executive officer of the Corporation shall have been withheld by the board, the Chairman of the Board shall be the chief executive officer of the corporation and as such shall be charged, subject to the authority of the board, with the general supervision of the business and affairs of the Corporation.

     (b)  President - the board shall at all times have elected or appointed a
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          President. The President need not be a

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          director of the Corporation. The President shall be the chief operating officer of the Corporation. As such, subject to the supervision, control and direction of the Chairman of the Board, so long as one shall have been elected and his authority as the chief executive officer of the Corporation shall not have been withheld, and subject to the authority of the board, the President shall be charged with the general supervision of the day-to-day business and affairs of the corporation, and subject as aforesaid the President shall have the power to appoint or remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration. The President shall exercise all of the powers and be charged with all of the duties of the office of the Chairman of the Board during those respective periods of time during which such office shall be vacant. In the absence of the Chairman of the Board, if one has then been elected, the President shall preside as chairman of each meeting of the board at which he is present and acting as a director and as chairman of each meeting of the shareholders at which he is present. During the absence or inability of the Chairman of the board, if one has then been elected, the President may perform the other duties and exercise the other powers of that office, if any and if the President shall perform any of such duties or exercise any of such powers the absence or inability of the Chairman of the board shall be presumed with respect thereto. If the authority of the Chairman of the Board to act as chief executive officer of the Corporation shall have been withheld by the board, the President shall also be the chief executive officer of the Corporation and as such charged, subject to the authority of the board, with the general supervision of the business and affairs of the corporation.

     (c)  Secretary - the board shall at all times have elected or appointed a
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          Secretary. The Secretary shall attend all meetings of the board and the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and others entitled to notices of meetings; he shall be the custodian of the corporate seal of the Corporation, if the Corporation has a corporate seal, and of all books, papers, records, documents or other

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          instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

     (d)  Vice-President - the board may from time to time appoint one or more
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          Vice-Presidents. The Vice-President, or if there are more than one, the Vice-Presidents in order of seniority (as determined by the board) shall be vested with all of the powers and shall perform all of the duties of the President in the absence or disability or refusal to act of the President, except that a Vice-President shall not preside at meetings of the board or of the shareholders except as may be specifically provided in the Corporation's by-laws. If a Vice-President exercises any duty or power of the President, the absence or inability of the President shall be presumed with reference thereto. A Vice-President shall also perform such other duties and exercise such other powers as the President may from time to time delegate to him or the board may prescribe.

     (e)  Treasurer - the Treasurer, if one shall be appointed, shall keep, or
          ---------
          cause to be kept, proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation's bank account; he shall, under the direction of the chief executive officer of the Corporation and the Board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

     (f)  Other Officers - the duties of all other officers of the Corporation
          --------------
          shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

3.03 Agents and Attorneys.  The board shall have the power from time to time to
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appoint agents or attorneys for the Corporation within or outside of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

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3.04 Fidelity Bonds.  The board may require such officers, employees and agents
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of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

                               IV.  SHAREHOLDERS
                               -----------------

4.01 Who is to Preside At Meetings.  The Chairman of the board or, in his
     -----------------------------
absence, the President, or in his absence a Vice-President who is a director, shall preside as Chairman at any meeting of shareholders, but if there is no Chairman of the Board, the President or such Vice-President, or if at a meeting none of them is present within fifteen minutes after the time appointed for the holding of the meeting, the shareholders present shall choose a person from their number to be the Chairman.

4.02 Person Entitled to Be Present.  The only persons entitled to attend a
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meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or the by-laws of the Corporation to be present at the e meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

4.03 Scrutineers.  At each meeting of shareholders one or more scrutineers may
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be appointed by a resolution of the meeting or by the Chairman of the meeting with the consent of the meeting to act as scrutineers at the meeting. Such scrutineers need not be shareholders of the Corporation.

4.04 Quorum At Meetings.  The quorum at a meeting of the shareholders shall be a
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shareholder or shareholders present in person or represented by proxy and holding in excess of one-half of the number of shares of the Corporation entitled to be voted at such meeting.

                                  V.  SHARES
                                  ----------

5.01 Lien for Indebtedness.  Subject to the Act, the Corporation has a lien on
     ---------------------
shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. The Corporation may enforce the lien by:

     (i) in the case of a lien on redeemable shares, redeeming the shares at their redemption price and applying the redemption price to the debt of the shareholder and paying any balance to

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     the shareholder. If such redemption is made solely for the purpose of enforcing such lien, then subject to any provision to the contrary contained in the Act or the Articles the Corporation shall not be obliged to redeem any shares other than the redeemable shares being redeemed for such purpose; and

     (ii) in the case of any such shares, including redeemable shares, by selling such shares or such portions thereof as the directors may from time to time in their discretion determine to such persons and on such terms as the directors may in their discretion have authorized, provided that not less than 30 days prior to the date of such sale the Corporation shall have provided a notice to such shareholder or his legal representative demanding payment of the debt and advising such shareholder or his legal representative that unless such debt together with any interest accruing thereon up to the time of payment shall have been paid within such 30 days, the Corporation may thereafter without further notice to such shareholder or his legal representative effect a sale of all or any part of the shares of such shareholder pursuant to this provision. Such notice may be given by prepaid ordinary mail addressed to the shareholder at his last known address appearing on the records of the Corporation and in the event of such mailing such notice shall be deemed to have been received three days after the mailing thereof. The Corporation may, in lieu of such notice, advertise such notice at least 30 days before the intended date of the sale in a daily newspaper of general circulation published or distributed in the place where the Corporation has its registered office. The title of such shareholder or his legal representative to any such shares so sold shall, by that sale, be divested and transferred to the respective purchasers of such shares. The proceeds of such shale shall be applied, firstly, to pay the reasonable costs and expenses incurred by the Corporation in providing such notice or making such advertisement and in effecting such sale, and nextly pro tanto on account of a payment of all indebtedness then owing by such shareholder to the Corporation, and any balance thereafter remaining shall be paid to such shareholder or his legal representative.

     Any sums which are payable by the Corporation to a shareholder or his legal representative pursuant to this section shall not bear interest unless payment thereof shall have been demanded by such shareholder or his legal representative and the Corporation shall have failed to pay the sum owing within a period of five days after such demand. In lieu of making payment of any sum which is payable

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to a shareholder or his legal representative pursuant to this section, the
Corporation may deposit such sum to the credit of such shareholder or his legal representative with any Canadian chartered bank or trust company having an office in the City of Toronto, Ontario, and such deposit shall be deemed to satisfy all obligations of the Corporation to pay the sum so deposited to such shareholder or his legal representative.

     The enforcement of a lien pursuant to this section shall be without prejudice to any other right which the Corporation may have to enforce the lien which may in law be available to it or to any remedy available to the Corporation for collection of the debt or any part thereof.

5.02 Transfer Agent and Registrar.  The Board may from time to time appoint a
     ----------------------------
registrar to maintain any securities register and a transfer agent to maintain the register of transfers of such securities and may also appoint one or more branch registrars to maintain branch security registers of transfer, and any one or more person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.


                                VI.  DIVIDENDS
                                --------------

6.01 Payment.  A dividend payable in cash shall be paid by cheque drawn on the
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Corporation's bankers or any one of them to the order of each registered holder of shares of the class in respect of which it has been declared, when cheque may be mailed by prepaid ordinary mail to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears in the books of the corporation in respect of such joint holders the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque shall not be paid on presentation. Upon proof being given to the Corporation of the non-receipt of any such cheque by the person to whom it was so sent, as aforesaid, and upon satisfactory indemnity being given to the Corporation in that regard, the Corporation shall issue to such person a replacement cheque for a like amount.

6.02 Purchase of Business as of Past Date.  Where any business is purchased by
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the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms

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that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses, as the case may be, shall, at the discretion of the directors, be credited or debited wholly or in part to revenue account and in that case the amount so credited or debited shall, for the purpose of ascertaining the funds available for dividends, be treated as a profit or loss arising from the business of the Corporation.

                             VII.  FINANCIAL YEAR
                             --------------------

7.01 The financial or fiscal year of the Corporation shall be as determined from time to time by the Board.

                                VIII.  NOTICES
                                --------------

8.01 Omissions and Errors.  The accidental omission to give any notice to any
     --------------------
shareholder, director, officer or auditor or the non-receipt of any notice by any such person, or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

8.02 Notice to Joint Shareholders.  All notices with respect to any shares
     ----------------------------
registered in the name of more than one holder may if more than one address appears in the records of the Corporation in respect of such holders be given to such holders at the first address so appearing, and notice so given shall be sufficient notice to all of the holders of such shares.

8.03 Persons Entitled by Death or Operation of Law.  Every person who by
     ---------------------------------------------
operation of law, by transfer, by the death of a shareholder, or otherwise, becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to the name and address of such person being entered on the records of the Corporation as the holder of such shares.

8.07 Signature to Notices.  The signature to any notice to be given by the
     --------------------
Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.


                          IX.  EXECUTION OF DOCUMENTS
                          ---------------------------

9.01 Deeds, transfers, assignments, contracts and obligations of the corporation may be signed by the President and Secretary alone, if one person shall hold both of such offices, and subject to the foregoing may be signed by the Chairman of the Board together with

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the President, if two different persons shall hold such two offices, or by the
President or a Vice-President or a director together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer or another director. Notwithstanding the foregoing, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

9.02 Seal. Any person authorized to sign any document may affix the corporate seal of the Corporation thereto, if the Corporation has a corporate seal.

                              X.  EFFECTIVE DATE
                              ------------------

10.01 This by-law comes into force upon confirmation by the shareholders of the Corporation in accordance with the Act.

     ENACTED this 16/th/ day of August, 1991.

/s/ David R. Goss                        /s/ Brian Haggart
----------------------------             -----------------------------
PRESIDENT - David Goss                   SECRETARY - Brian Haggart

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